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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2002

HA-LO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

001-13525
(Commission File Number)

Delaware	36-3573412
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 Lake Cook Road, Suite 350, Deerfield, Illinois 60015
(Address of principal executive offices, with zip code)

(847) 600-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        HA-LO Industries, Inc. and two of its subsidiaries, Lee Wayne Corporation and Starbelly.com, Inc. remain debtors in three separate, although procedurally consolidated, Chapter 11 cases, filings of which were previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on July 30, 2001 and other press releases. The Chapter 11 cases were filed on July 30, 2001 in the United States Bankruptcy Court for the District of Delaware. On or about March 19, 2002, the Delaware Bankruptcy Court transferred venue of the cases to the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division), based in Chicago, Illinois, where they are presently pending. The case number of the HA-LO Chapter 11 case is 02 B 12059.

        To date, although discussions have commenced between the Debtors and the Official Committee of Unsecured Creditors regarding the form and content of a plan or plans of reorganization, no plan or plans of reorganization have been filed or confirmed by the Bankruptcy Court. The above-referenced discussions are in their early and preliminary stages. The parties have not yet agreed upon any terms and conditions of any consensual plan. At present, it appears that, absent a substantial recovery on potential litigation claims that HA-LO has not yet asserted and may never assert, and that will undoubtedly be vigorously contested if so asserted, the holders of equity interests in HA-LO are not likely to receive or retain anything on account of their interests in HA-LO in the bankruptcy cases.

        Persons interested in more information concerning the Chapter 11 cases, or the Debtors' financial performance, may review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

        On June 12, 2002, HA-LO issued a press release relating to the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

99.1	Press Release dated June 12, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO INDUSTRIES, INC.
Date: June 12, 2002	By:	/s/ Gregory J. Kilrea Gregory J. Kilrea Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated June 12, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX